                                                                    EXHIBIT 10.7
                            FORM OF LIFE FINANCIAL
                         EMPLOYEE STOCK PURCHASE PLAN


1.   General
     -------

     The Life Financial Employee Stock Purchase Plan (the "Plan") offers a convenient and economical way for eligible employees of Life Financial Corp. (the "Company") to commence or increase their ownership of shares of the Company's Common Stock. Once an employee is enrolled as a participant of the Plan, his payroll deductions will be used to purchase new issue Common Stock under the terms of the Plan. The participant pays no brokerage commissions or service charges for purchases made under the Plan.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

2.   Administration
     --------------

     The Company's Board of Directors has appointed a committee ("Committee") composed of ____________ to administer the Plan and make purchases of Common Stock as agent for the participants. The Board of Directors has the authority to make changes in the Committee, or to appoint itself to administer the Plan, at any time. Until changed by further notice, any notices or communications to the Committee should be directed to ______________________.

     If an eligible employee decides to participate in the Plan, the Committee will keep a continuous record of his participation and send him a statement of his account under the Plan for each month in which a purchase of Common Stock for him takes place. The Committee will also hold and act as custodian of shares purchased under the Plan. This will relieve participants of the responsibility for safekeeping of multiple certificates for shares purchased and protect against loss, theft or destruction of stock certificates. Normally, certificates for shares purchased under the Plan will not be issued to participants. The number of shares credited to a participant's account under the Plan will be shown on his statement of account. However, certificates for any number of whole shares credited to a participant's account under the Plan will be issued to him upon his written request to the Committee, delivered to the Company's address. In addition, any time that more than 50 shares are credited to a participant's account, a certificate for 50 shares will be issued to the participant. In either case, any remaining shares will continue to be credited to the participant's account. Certificates for fractional share interests will not be issued.

     The Committee reserves the right to interpret and regulate the Plan. The Committee may establish such procedures and make such other provisions for the administration and operation of the Plan as it deems appropriate to give effect to its purpose.

3.   Eligibility
     -----------

     As of Jan 1, 1997, the effective date of the Plan, all regular, full-time employees of the Company and of any corporation ("Subsidiary") that, along with the Company, is a member of a controlled group of corporations (as defined in Section 1563 of the Internal Revenue Code) who have been so employed for at least 12 months, are eligible to participate in the Plan. Thereafter, each employee of the Company or subsidiary will become eligible as of the last day of the pay period in which he completes 12 months of employment. For these purposes, an employee will receive credit for a month of employment if he works at least 20 days in a calendar month, counting vacations and authorized leaves of absence, and will receive credit for a year of employment after he completes 12 months of employment, whether or not those months of employment were consecutive.

4.   Election to Participate
     -----------------------

     An eligible employee may join the Plan by completing the Authorization Card provided by the Company and returning it to the Committee. Authorization Cards will be furnished to eligible employees at any time upon request to the Company. An eligible employee may join the Plan at any time.

5.   Payroll Deductions
     ------------------

     The Authorization Card directs the Company to pay to the Committee the amount withheld from the participant's paycheck. The Authorization Card also directs the Committee to use these payments to purchase new issue shares of Common Stock.

     After an Authorization Card has been received by the Committee and the authority for the payroll deductions has been noted on the Company's payroll records, the Company will withhold from a participant's paycheck the amount authorized by the participant. The withholding will be made each month from the paycheck for the first pay period ending in that month. The amounts withheld from all participants' paychecks will be pooled and forwarded to the Committee to buy new issue shares of Common Stock for the accounts of all participants under the Plan on the next "Investment Date" (the first day on which the National Market System of the Nasdaq Stock Market is open for trading in each month).

     The payroll deduction authorizations are effective for an indefinite period of time, until the termination of the Plan. The employee will specify on the Authorization Card the monthly amount to be withheld from his pay. Deductions may be authorized in even multiples of $5.00 from a minimum of $10.00 to a maximum of $50.00. No interest will be paid on payroll deduction amounts.

     The amount of a participant's payroll deductions can be revised, changed, or terminated by the participant at any time by written notice to the Committee. An Authorization Card should be used for these purposes. Commencement, revision or termination of deductions will become effective as soon as practicable after an employee's request is received by the Committee.

6.   Purchase Price
     --------------

     The price of the shares bought with the participant's payroll deductions will be _______% of the average of the high and low prices for the Company's Common Stock on the Composite Tape as properly reported in the _______ Edition of The Wall Street Journal for the Investment Date on which the shares are purchased. If no trading occurs in the Company's Common Stock on the Investment Date, the purchase price will be the average of the high and low prices on the next preceding day on which sales of Common Stock occur on the National Market System of the Nasdaq Stock Market or such other exchange on which the Common Stock is listed. Any fraction of a cent will be rounded up.

7.   Number of Shares Purchased
     --------------------------

     On each Investment Date, accumulated payroll deductions from all participants will be pooled and used to purchase new issue shares of Common Stock for the accounts of the participants. The maximum number of whole shares will be purchased. Any payroll deductions remaining after purchase of such maximum number of whole shares will be retained and applied to the purchase of shares on the next Investment Date. Each participant's account will be credited with his pro rata share (computed to four decimal places) of the shares purchased and any additional payroll deductions which have been accumulated. The number of shares credited to each participant's account will depend on the amount of the participant's payroll deductions and the price of the shares determined as provided under the heading "Purchase Price."

8.   Fees and Expenses
     -----------------

     Participants will incur no brokerage commissions or service charges for purchases made under the Plan. Certain charges as described under the heading "Withdrawal" may be incurred upon a participant's withdrawal from the plan or upon termination of the Plan.

9.   Withdrawal
     ----------

     A participant may withdraw from the Plan at any time.

     To withdraw from the Plan, a participant must notify the Committee in writing of his withdrawal. In the event a participant withdraws, or in the event of the termination of the Plan, certificates for whole shares credited to the account of the withdrawing participant, or all participants in the case of a termination of the Plan, will be delivered by the Committee and a cash payment will be made for the sale price (less brokerage commission and transfer taxes, if any) of any fractional share interest and any additional payroll deductions credited to the account of the withdrawing participant, or all participants in the case of a termination of the Plan. The Committee may establish such equitable arrangements for the sale of fractional share interests as it shall deem appropriate. As an alternative to receiving certificates for whole shares, a participant may request the Committee to sell all of the shares held in his account under the Plan. The proceeds from the sale, less any brokerage commissions and any transfer taxes, will be remitted to him. Sale requests may be accumulated and sales transactions, if necessary, will occur at least every twenty-five business days.

     If a request to withdraw is received by the Committee at least five business days prior to any Investment Date, the amount of the participant's payroll deductions which would otherwise have been invested on such Investment Date will be repaid to him as soon as practicable. If a request to withdraw is received by the Committee within five business days prior to any Investment Date, the amount of the payroll deductions scheduled to be invested on such Investment Date will be so invested. In either event, no subsequent payroll deductions will be made from the paychecks of the employee, unless he completes a new Authorization Card providing for such deductions.

10.  Voting and Tendering of Shares
     ------------------------------

     Each participant will have authority to direct the Committee in the manner of voting the number of whole shares held in his account. The aggregate number of remaining shares representing fractional share interest under all participants' accounts shall be voted by the Committee in its sole discretion.

     In the event that a tender offer occurs with respect to shares held under the Plan, the Committee shall give each participant the opportunity to direct, on a confidential basis, whether the whole shares held in his account shall be tendered. The Committee shall tender fractional shares as nearly as possible in the same proportion as whole shares.

     Whole shares as to which no direction is received from participants will not be voted or tendered as the case may be.

11.  Cash Dividends
     --------------

     Cash dividends paid on shares credited to a participant's account will be paid to the participant as soon as practicable following the dividend payment date. Dividend amounts payable to participants will be rounded to the nearest whole cent in the case of fractional share interests.

12.  Stock Dividends, Stock Splits, or Rights Offering
     -------------------------------------------------

          Any shares distributed by the Company as a stock dividend on shares credited to a participant's account under the Plan, or upon any split of such shares, will be credited to his account.

13.  Authorized Shares
     -----------------

     The Company has reserved _______ shares of Common Stock for issuance under the Plan. Unless terminated earlier by the Company, the Plan will terminate when all such shares have been purchased by participants. If, on any Investment Date, there are insufficient shares remaining to fill all purchases then to be made, such shares as are available shall be allocated on a pro rata basis among purchasing participants.

14.  Amendments and Termination
     --------------------------

     Although the Company intends to continue the Plan as long as Common Stock reserved for issuance under it remains, the Company reserves the right to suspend, modify or terminate the Plan at any time. Any such suspension, modification, or termination shall not affect a participant's right to shares of Common Stock already purchased for him (except that the Company may take any action necessary to comply with applicable law). Upon the termination of the Plan, the Company shall return to participants their accumulated payroll deductions as soon as practicable.

15.  Reports
     -------

     Each participant will receive a statement of his account for each month in which a purchase of Common Stock for his account takes place. Participants will also receive the Annual Report for the Plan, and communications sent to other stockholders, including the Annual Report of the Company, and its Notice of Annual Meeting and Proxy Statement. Participants will receive information necessary for reporting income realized by them under the Plan.

16.  Withholding
     -----------

     All taxes subject to withholding payable with respect to the amount of each participant's payroll deductions under the Plan will be deducted from the participant's salary and will not reduce the amounts to be paid to the Committee.